Exhibit 10.3

SECOND ADDENDUM
TO
SUBSCRIPTION AGREEMENT / DEBT SETTLEMENT

THIS ADDENDUM is made the 29th of April, 2015.

BETWEEN:

DSG TAG SYSTEMS INC. (the 'Company")

AND:

WESTERGAARD HOLDINGS LTD. (the "Subscriber")

WHEREAS the Parties entered in to a Subscription and Debt Settlement Agreement dated September 26, 2014 as amended by addendum dated October 7, 2014 (together the "Agreement");

AND WHEREAS the Parties have agreed to amend the Agreement in the .manner outlined herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of one Dollar ($1.00) now paid by each party hereto to the other and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto agree as follows:

1. All capitalized words and phrases used herein, unless otherwise defined, have the meanings ascribed thereto in the Agreement.

2. Section 11 of the Agreement is hereby amended by adding the following as a second sentence thereto:

"The RTO shall be closed by June 1, 2015."

3. The Subscriber hereby waives its rights under section 3.7 of the Agreement.

4. A new section 3.8 is added, as follows:

"3.8   Until all of the Series A Shares have been redeemed in accordance with the above provisions, DSG agrees that it will not incur, pay or agree to incur or pay any expenses, disbursements or other amounts (including, without limitation, management, employee or consultant fees or bonuses, or dividends) other than in the ordinary course of its business, without the prior written consent of the Subscriber."

5. In all other regards, the Agreement remains unamended and in full force and effect.

The Company will reimburse the Subscriber for any and all legal costs attributed to the documentation of this agreement immediately upon receipt of an invoice from the Subscriber.

IN WITNESS WHEREOF the parties hereto have duly executed this Addendum as of the date first above written.

DSG TAG SYSTEMS INC	WESTERGAARD HOLDINGS INC
by its authorized signatory:	by its authorized signatory:

/s/ Robert Silzer	/s/ Keith Westergaard
President and Chief Executive Officer	President